CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-260161 on Form S-8 of our report dated March 30, 2022, relating to the consolidated financial statements of IsoPlexis Corporation appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Hartford, Connecticut
March 30, 2022